UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 19, 2022
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CASS INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Missouri	000-20827	43-1265338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12444 Powerscourt Drive, Suite 550 St. Louis, Missouri	63131
(Address of principal executive offices)	(Zip Code)
(314) 506-5500
(Registrant’s telephone number, including area code)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.50 per share	CASS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On April 19, 2022, Cass Information Systems, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). The following is a summary of the matters voted on at the Annual Meeting:

(a) Election of four directors to serve three-year terms ending in 2025, as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ralph W. Clermont	6,348,641	2,436,881	294,021	2,949,766
Wendy J. Henry	8,899,361	102,145	78,036	2,949,766
James J. Lindemann	8,674,685	326,020	78,838	2,949,766
Sally H. Roth	8,873,390	128,004	78,149	2,949,766

All director nominees were elected.

(b) Advisory approval of the Company’s executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,826,720	171,546	81,276	2,949,766

The Company’s executive compensation was approved by advisory vote.

(c) Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2022:

Votes For	Votes Against	Abstentions
11,814,554	152,190	62,565

The selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for 2022 was ratified.

Item 8.01.    Other Events.
Also on April 19, 2022, the Company’s Board of Directors declared a second quarter dividend of $0.28 per share payable on June 15, 2022 to shareholders of record on June 3, 2022.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 21, 2022

CASS INFORMATION SYSTEMS, INC.

By:	/s/ Eric H. Brunngraber
Name:	Eric H. Brunngraber
Title:	Chairman and Chief Executive Officer

By:	/s/ Michael J. Normile
Name:	Michael J. Normile
Title:	Executive Vice President and Chief Financial Officer
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